Filed in the Office of	Business Number C13957-1998
Barbara K. Cegavske	Filing Number 20200814061
Secretary of State State Of Nevada	Filed On 7/28/2020 8:43:00 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Madison Technologies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article Fourth:

The number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred Fifty Million shares (550,000,000), as follows:

Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001; and

Fifty Million (50,000,000) shares of Preferred Stock, par value $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 62

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ACTION BY WRITTEN CONSENT
OF DIRECTORS
(Nevada Revised Statutes 78.315(2))

OF
MADISON TECHNOLOGIES, INC.
A Nevada Corporation

The undersigned Directors of Madison Technologies, Inc., a Nevada Corporation (the "Company") pursuant to the Nevada Revised Statutes, hereby consent to the following actions of the Corporation as of the date set forth below:

1. *APPROVAL TO FILE CERTIFICATE OF AMENDMENT AND CERTIFICATES OF DESIGNATION FOR SERIES A AND SERIES B PREFERRED STOCK*

RESOLVED: That upon receipt of Written Consents from 62.2% of the Company's Shareholders, the Company hereby is authorized to file the attached Certificate of Amendment to our Articles of Incorporation, along with Certificates of Designation for newly created Series A Convertible Preferred Stock and Series B Super Voting Preferred Stock.

2. *OMNIBUS RESOLUTION*

RESOLVED FURTHER, that the officers of the Company, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Company and on its behalf, to execute any additional certificates (including any officer's certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions.

Dated: July 14, 2020

Joseph Gallo, Director

Dated: July 14, 2020

Jeffrey Canouse, Director